UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 15, 2017

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company		☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2017, the Board of Directors (the "Board") of Kellogg Company ("Kellogg") approved amendments to Article II, Section 4 of the Bylaws (as amended and restated, the “Bylaws”) of Kellogg to provide for a majority voting standard in uncontested director elections. The amendment and restatement of the Bylaws was effective immediately upon the Board’s approval.

The foregoing description of the amendments is not complete and is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 8.01. Other Events.

On December 15, 2017, the Board also approved updates to Kellogg’s Corporate Governance Guidelines in order to implement the majority voting standard.  The amended and restated Corporate Governance Guidelines may be found on the Kellogg website at www.kelloggcompany.com under "Investor Relations", then "Corporate Governance."

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1 Bylaws of Kellogg Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: December 15, 2017	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Vice Chairman